INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of GoPublicNow.com, Inc.

I hereby consent to the use of my report dated June 14, 1999 in the Form 10-KSB for GoPublicNow.com relating to the financial statements of DermaRx Corporation.

                                        /s/ Paul C. Roberts
                                        Paul C. Roberts
                                        Certified Public Accountant
                                        June 12, 2000